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                                                                    Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENTS

The Board of Directors and Stockholders
TMS, Inc:

We consent to the use of our report contained in TMS, Inc.'s 1995 annual report on Form 10-K incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                      KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
November 29, 1995





The Board of Directors
Sequoia Computer Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                      KPMG Peat Marwick LLP

San Jose, California
November 29, 1995